AMENDED AND RESTATED SHARE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT entered into the 18th day of September, 2010.

AMONG:

ENGINEERING TECHNOLOGY INC., a body corporate incorporated under the laws of the Province of Alberta (hereinafter called “Entec” or the “Corporation”)

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ENTEC CONSULTING LTD., a private company incorporated under the laws of the Province of Alberta, Canada, with its address at 31 Elysian Crescent S.W., Calgary, Alberta, Canada (hereinafter “ECL”)

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EMERALD ISLE SERVICES LTD., a private company incorporated under the laws of the Province of Alberta, Canada, with its address at 151 Aspen Green S.W., Calgary, Alberta, Canada (hereinafter “Emerald Isle”)

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JMAX SERVICES LTD., a private company incorporated under the laws of the Province of Alberta, Canada, with its address at 347 Douglas Glen Pointe S.E., Calgary, Alberta, Canada (hereinafter “JMAX”)

(ECL, Emerald Isle and JMAX collectively referred to as the “Vendors”)

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ALASKA PACIFIC ENERGY CORP., a body corporate incorporated under the laws of the State of Nevada (hereinafter called “Alaska” or the “Purchaser”)

WHEREAS the Vendors currently own 100% of the issued and outstanding Shares (as hereinafter defined) of the Corporation (the “Owned Shares”);

AND WHEREAS the Purchaser desires to acquire all of the Owned Shares from the Vendors in the respective amounts set out in Schedule A attached hereto;

AND WHEREAS the parties hereto entered into a share purchase and sale agreement dated May 25, 2010 (the “PSA”) and wish to amend certain terms of the same;

AND WHEREAS this agreement shall replace and supersede the PSA and the PSA shall be terminated;

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NOW THEREFORE, in consideration of the covenants, agreements and premises hereinafter set forth (the receipt and sufficiency of which are hereby acknowledged), the parties to this Agreement (as hereinafter defined) covenant and agree as follows.

Article I
INTERPRETATION

1.1              Definitions

In this Agreement, including the recitals, this Section and each Schedule in this Agreement, unless the context otherwise requires:

(a)                “Act” means the Income Tax Act, R.S.C. 1985, c.1 (5th Supplement) as amended;

(b)               “Agreement” means this Agreement, the Schedules and any amendments to this Agreement;

(c)                “Beneficial Change” means with respect to the Corporation, any change to the business, whether direct or indirect, that is beneficial to the business prospects or financial stability of the Corporation, including without limitation: (i) any accretive equity or debt financing completed by the Corporation; (ii) contracts with a third party(ies) entered into by the Corporation; and (iii) joint venture or partnering agreements with a third party;

(d)               “BCA” means the Business Corporations Act (Alberta), R.S.S. 1978, c.B-10;

(e)                “Business Day” means any day other than Saturday, Sunday or a statutory holiday when the banks conducting business in the City of Calgary are generally open for the transaction of banking business;

(f)                “Closing” means the actual conveyance and delivery of the Shares to the Purchaser;

(g)                “Closing Date” means October 31, 2010, or such other date as may be agreed upon in writing by the parties to this Agreement;

(h)               “Closing Time” means 2:00 p.m. (Calgary Time) on the Closing Date or such other time as may be agreed upon by the parties to this Agreement;

(i)                 “Convertible Debenture” has the meaning ascribed to that term in Section 2.2;

(j)                 “Corporation” means Engineering Technology Inc., a body corporate incorporated under the laws of the Province of Alberta;

(k)               “Existing Unanimous Shareholder Agreements” means the unanimous shareholder agreement among the Parties hereto;

(l)                 “Final Financial Statements” means the balance sheet of the Corporation as at June 30, 2010 prepared on a “Notice to Reader” basis;

(m)             “Financial Statement Date” means June 30, 2010;

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(n)               “License Agreement” means the technology license agreement dated March 18, 2010 between the Corporation and the Purchaser;

(o)                “Owned Shares” means those shares that are to be sold, assigned and transferred to the Purchaser by the Vendors as set forth in Schedule A attached hereto;

(p)               “Person” means an individual, partnership, corporation, trust, unincorporated organization, joint venture, union, government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual;

(q)               “Purchase Price” has the meaning ascribed to that term in Section 2.2;

(r)                 “Schedules” means the schedules referred to in Section 1.4;

(s)                “Shares” means all of the issued and outstanding shares in every class of the share capital of the Corporation;

(t)                 “Solicitors for the Vendors” means Carscallen Leitch LLP;

(u)                “Transition Period” means the period beginning at 11:59 p.m. on the date hereof and ending on the Closing Date; and

(v)               “Vendor” means any one of the Vendors individually.

1.2              Articles, Sections and Headings

The division of this Agreement into Articles, Sections, subsections, paragraphs and Schedules and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  Unless otherwise stated specifically in this Agreement, any reference in this Agreement to an Article, Section, subsection, paragraph or Schedule refers to the specified Article, Section, subsection, paragraph or Schedule of this Agreement.

1.3              Rules of Construction

Unless the context otherwise requires:

(a)                words importing the singular number only shall include the plural and vice versa and words including the masculine gender shall include the feminine and neuter genders and vice versa;

(b)               if a word is defined in this Agreement, a derivative of that term has a corresponding meaning;

(c)                the word “including” means, including without limitation;

(d)               the use of the word “or” in a series is not necessarily exclusive;

(e)                “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to this Agreement; and

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(f)                all dollar amounts referred to in this Agreement are in Canadian funds, unless otherwise indicated herein.

1.4              Schedules

There are appended to this Agreement the following Schedules:

Schedule A      -           Allocation of Purchase Price

Schedule B      -           Authorized Capital

Schedule C      -           Form of Convertible Debenture

Schedule D      -           Convertible Debenture Amount Formula

All Schedules to this Agreement are incorporated in this Agreement as fully as though contained in the body of this Agreement.

Article II
PURCHASE OF SHARES

2.1              Purchase of Shares

On the Closing Date, subject to the terms and conditions contained in this Agreement, each Vendor shall sell, assign, transfer and deliver their respective Owned Shares as set forth in Schedule A hereto, to the Purchaser and the Purchaser shall purchase and accept the assignment, transfer and delivery of such Owned Shares for the Purchase Price.

2.2              Purchase Price

Subject to Section 2.4, the aggregate consideration to be paid by the Purchaser for the Owned Shares shall be the amount of (i) US$7,000,000 (the “Cash”); and (ii) an aggregate of US$8,100,000 (the “Convertible Debenture Amount”) under convertible debentures (“Convertible Debenture”) issued by the Purchaser to and in favour of the Vendors substantially in the form attached hereto as Schedule B; and (iii) the termination of the License Agreement and the transfer by the Corporation to the Purchaser of the 15,000,000 Common Shares of the Purchaser paid by the Purchaser to the Corporation as a license fee under the License Agreement (the “License Fee Shares”) for cancellation (the Cash, the Convertible Debentures and the transfer of the License Fee Shares together referred to as the “Purchase Price”).  The aggregate Purchase Price shall be allocated to the Vendors as set forth in Schedule A.

The parties acknowledge that the Convertible Debenture Amount has been determined on the basis of the formula set forth in Schedule D, which is predicated on the Vendors receiving not less than an aggregate of 27,000,000 shares of the Purchaser if and when the Convertible Debenture is converted.  At the time of execution of this Agreement, the conversion price is $0.30 per share of the Purchaser.  It is acknowledged by the parties that the share price of the Purchaser may change from time to time prior to the Closing Date.  The parties hereby agree that the Convertible Debenture Amount shall be adjusted to reflect any change in the share price of the Purchaser based on a 5 day weighted average immediately prior to the Closing Date.  For greater certainty, calculation of the 5 day weighted average of the share price of the Purchaser shall not include the day constituting the Closing Date.

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2.3              Delivery of Shares

On the Closing Date:

(a)                the Vendors shall deliver to the Purchaser certificates representing the Owned Shares duly registered in the name of the Purchaser or its nominees or, in the alternative, duly endorsed for transfer into the name of the Purchaser or its nominees; and

(b)               all of the Owned Shares shall be delivered free and clear of all mortgages, hypothecations, charges, liens, security interests and adverse claims or interests of any nature or kind whatsoever, other than restrictions on transfer contained in the articles of incorporation of the Corporation.

2.4              Purchase Price Adjustment

In the event that prior to the Closing Date, there occurs a Beneficial Change to the Corporation, the parties hereby agree that the Purchase Price shall be adjusted upwardly to reflect such Beneficial Change.  In the event the parties cannot agree on the adjustment (whether in the manner of calculation or the amount thereof) of the Purchase Price prior to the Closing Date, the Purchaser hereby grants Entec the right, exercisable in its sole discretion, to terminate this Agreement on the Closing Date without requirement of further notice.

Article III
REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Corporation and the Vendors

The Corporation and the Vendors each (and not jointly), represent and warrant to the Purchaser, as of the date hereof and as of the Closing Date, as follows, and acknowledge that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

(a)                Authorization

The Corporation and each Vendor has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to perform all obligations hereunder.  This Agreement constitutes the legal, valid and binding obligation of the Corporation and the Vendors, and this Agreement is enforceable with respect to the Corporation and the Vendors in accordance with its terms.

(b)               Information Regarding this Agreement and Alaska

Each Vendor has obtained such information regarding the financial position and prospects of Alaska as each Vendor considers necessary or appropriate for the purpose of receiving the Alaska Shares as part of the consideration paid for the Purchase Price pursuant to this Agreement.

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(c)                Compliance with Securities Laws

(i)                 No formal or informal investigation or examination by the United States Securities and Exchange Commission (the “Commission”) or by the securities administrator of any jurisdiction is pending or threatened against the Corporation.

(ii)               Entec has not been convicted of any felony or misdemeanour in connection with the sale or purchase of any security or involving the making of any false filing in any jurisdiction.

(iii)             Entec is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining it from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(iv)             The Vendors are aware of their obligations toward Alaska respecting United States securities regulations and undertakes to comply fully with the United States Securities Act and the regulations pursuant to the Act and will continue to make all required filings and disclosures in a timely manner.

(v)               Entec shall deliver to Alaska all of its rights, titles and interests in the assets and all attendant or related assets (the “Assets”), including, but not limited to: equipment, patents, proprietary intellectual property, current and potential client lists, documents, deeds, plans, operating manuals, files, know-how and good-will, together with any other items, products, files, records, documents, signatures, titles, interests or rights pertaining to or relating to the Assets, all of which shall be more particularly set forth in the list to be provided to the Purchaser pursuant to Section 5.1(b)(iv);

(vi)             Each Vendor warrants and confirms that as a person or entity acquiring 5% or more of the Alaska Shares, it will file the required documents with the Commission in a proper and timely manner and that such filings will fully and accurately disclose the beneficial ownership of the said shares.

(vii)           Each Vendor warrants that the Alaska Shares issued to it will not be assigned or collateralized without the written permission of the board of directors of Alaska. All Share positions must be disclosed, and/or approvals obtained from all necessary governing authorities.

(d)               Non-Competition

Each Vendor warrants and confirms that it will not provide information or services to any person or entity competing with Alaska or which to the actual knowledge of the Vendor engages or proposes to engage in carrying on a similar business within any country or territory in which Alaska conducts or, which to the actual knowledge of the Vendor, Alaska contemplates conducting business or may conduct business.  Each Vendor accordingly covenants and confirms that for a period of two (2) years commencing with the date of this execution of this Agreement, neither respective Vendor nor any of its principals or agents shall directly or indirectly, or for any other individual, corporation, partnership, joint venture or other entity, carry on or be engaged, concerned or interested, directly or indirectly, whether as a shareholder, director, partner, agent or otherwise, participate in any business (including, without limitation, any division, group or franchise of a larger organization) which engages or which proposes to engage in carrying on any business which competes with the business conducted by Alaska or any of its subsidiaries.

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(e)                Share Ownership

The Vendors are the registered, legal and beneficial owners of the Owned Shares and the Owned Shares constitute the entire interest of the Vendors in and to the share capital of the Corporation and all of the Owned Shares shall be delivered free and clear of all mortgages, hypothecations, charges, liens, security interests and adverse claims or interests of any nature or kind whatsoever, other than restrictions on transfer contained in the articles of incorporation of the Corporation and in the  Existing Unanimous Shareholder Agreement.

(f)                Authorized and Issued Capital

The authorized and issued capital of the Corporation is described in Schedule B.  There is no agreement between the Corporation and any Vendor under which the Corporation obligates itself to redeem or otherwise purchase all or part of the Owned Shares held by such Vendor.

All of the issued capital of the Corporation has been duly and validly allotted and issued as fully paid and non-assessable and none of the issued capital of the Corporation was issued in violation of any pre-emptive rights, rights of first refusal, similar rights to participate in the transactions contemplated by this Agreement or the terms of the Existing Unanimous Shareholder Agreement.  Such shares constitute the only securities of any kind or nature of the Corporation which are issued and outstanding and all of the issued capital of the Corporation is free and clear of all mortgages, hypothecations, charges, liens, security interests and adverse claims or interests of any nature or kind whatsoever.  None of the Vendors have done any act or thing, and no act or thing has been done by any Person, whereby such Vendor's interests in and to the Owned Shares may be cancelled or determined. The Corporation has not at any time reduced its stated capital other than as a result of a repurchase or redemption of shares.

(g)                No Issue of Shares or Convertible Securities

There are no outstanding or authorized options, rights, warrants, calls, convertible securities, conversion rights or other agreements or commitments to which the Corporation is a party, or which are binding upon the Corporation, which provide for the issuance by or transfer by the Corporation of any shares in the capital stock of the Corporation and the Corporation has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock options, phantom equities or similar rights, contracts, arrangements or commitments based upon the book value, income or any other attributes of the Corporation.  There are no voting trusts or any other agreements or understandings with respect to the voting of any of the shares of the Corporation except the Existing Unanimous Shareholders Agreement.

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(h)               Licences and Authorizations

No licence, authorization, consent, registration or approval necessary for the carrying on of the business of the Corporation requires assignment as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

(i)                 Subsidiaries

The Corporation does not have any subsidiaries and the Corporation does not own any shares in the capital of any other corporation.  The Corporation has not agreed to acquire any subsidiary or any shares in the capital of any other corporation, or to acquire or lease any other business operations.

(j)                 Financial Statements

The Final Financial Statements present fairly and disclose, in all material respects all the assets, liabilities (including accrued and contingent), shareholders' equity and financial condition of the Corporation and the results of operations for the period ended on the Financial Statement Date.  As at the Financial Statement Date, the Corporation had no material liabilities or obligations whether accrued, absolute, contingent or otherwise, including liabilities for income taxes, other than as reflected in the Final Financial Statements.

(k)               Corporate Records

The corporate records and minute books of the Corporation contain complete and accurate minutes of all material meetings of directors, shareholders and committees and copies of all by-laws and resolutions passed by the directors and shareholders of the Corporation since incorporation; all such meetings were duly called and held, all such by-laws and resolutions were duly passed or properly adopted by the signatures of all interested parties and the share certificate book, register of shareholders, register of transfers and other corporate registers of the Corporation are complete and accurate in all material respects and have been maintained in conformity with the provisions of articles and by-laws of the Corporation and the BCA or other applicable corporate legislation.

(l)                 Accuracy of Books and Records

The books and records, financial and otherwise, of the Corporation fairly and correctly set out and disclose in all material respects the financial position of the Corporation and all material financial transactions of the Corporation have been accurately recorded in such books and records.

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(m)             Material Contracts

Except for agreements, contracts and commitments entered into in the ordinary and usual course of business, the Corporation has no outstanding material agreements, contracts or commitments, whether written or oral, of any nature or kind whatsoever.

3.2              Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Corporation and to the Vendors, as of the date hereof and as of the Closing Date, as follows and acknowledges that the Corporation and the Vendors are relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

(a)                Formation and Organization

The Purchaser is a corporation duly incorporated, valid and subsisting under the laws of the State of Nevada and is fully qualified to transact its business and is in good standing and up-to-date in all corporate filings in each jurisdiction in which the conduct of its business requires such qualification.

(b)               Due Execution

The Purchaser has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement, and all necessary action, has been taken by and on behalf of the Purchaser to approve this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Purchaser and this Agreement and such other documents that may be executed and delivered by the Purchaser in connection with this Agreement shall, upon delivery thereof, constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

(c)                Validity of Agreement

The execution and delivery of this Agreement and of each and every agreement or document that may be executed and delivered by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated by this Agreement will not, with or without the passage of time or the giving of notice or both, result in the violation or breach of, nor be in conflict with;

(i)                 any of the terms, conditions or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement, written or oral, to which the Purchaser or its assets, properties or businesses is a party or is bound;

(ii)               any law, rule or regulation applicable to the Purchaser or its assets, properties or businesses;

(iii)             any judgment, decree, order, statute, rule or regulation applicable to the Purchaser or its assets, properties or businesses; or

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(iv)             any terms, conditions or provisions of the organizing documents of the Purchaser.

(d)               Qualification of the Purchaser to do Business

The Purchaser has full power and authority to own and does own and hold in good standing, all governmental and regulatory licences, authorizations, consents, registrations, and approvals necessary to own or lease its property and to carry on its business as now being conducted by it.

(e)                Authorizations

No notice, reports or other filings are required to be made by the Purchaser with, nor are there any authorizations, approvals or consents of, any court or governmental authority or agency required to be obtained by the Purchaser in connection with, the execution and delivery and the performance by the purchaser of this Agreement and the consummation of the transactions contemplated herein.

(f)                Residency

The Purchaser is not a resident of Canada within the meaning of the Act.

(g)                Legality of Conversion Shares

Alaska warrants that the common shares of Alaska (the “Conversion Shares”) issuable upon conversion of the Convertible Debenture(s), when delivered as provided under the Convertible Debenture, will be validly issued, fully paid and nonassessable.  The Conversion Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person.  Upon delivery of and payment for the Conversion Shares, as set forth in the Convertible Debenture, the Vendors will receive title to the Conversion Shares, free and clear of any and all liens, encumbrances, charges and claims whatsoever.

(h)               Compliance with Securities Laws

(i)                 No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against Alaska, its Officers or Directors.

(ii)               Alaska and its Officers and Directors have not been convicted of any felony or misdemeanour in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(iii)             Alaska and its Officers and Directors are not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such entity or person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

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(i)                 No Undisclosed Issues or Liabilities

Alaska warrants that to the best of its knowledge there are no outstanding debts not previously disclosed or any other issues, or state or federal regulatory problems of any description that might tend to cause damage to Alaska or its shareholders. To the best knowledge of Alaska, there is no circumstance, condition, event or arrangement which may hereafter give rise to any liabilities not in the ordinary course of business.

(j)                 Stock Bonus and Stock Options

Alaska warrants that it has not authorized the adoption of any undisclosed pension, profit sharing, retirement, stock bonus, stock option, or similar plan or arrangement or stock dividend plan.

(k)               Compliance

Alaska warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)                 violate any provision of its Articles of Incorporation or Bylaws;

(ii)               violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on its business or operations;

(iii)             violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Alaska; and

(iv)             violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which Alaska is a party or by or to which it or any of its assets or properties may be bound or subject.

(l)                 Finders Fee

Alaska warrants that no broker's or finder's fee will be payable by Alaska in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Alaska.

(m)             Authorized and Issued Capital

The authorized capital stock of Alaska consists of 300,000,000 shares of common stock, $0.001 par value, of which 34,303,000 shares are issued and outstanding as of the date of this Agreement. Alaska will not have granted, issued or agreed to grant, issue or make any undisclosed warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Alaska except as disclosed in its financial statements or as contemplated in this Agreement.

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(n)               Restrictive Legend

Alaska confirms that any certificate or certificates representing the Conversion Shares issued upon conversion of the Convertible Debenture will bear the following restrictive legend:

“The shares represented by this certificate have not been the subject of a Registration Statement under the Securities Act of 1933, as amended (the “1933 Securities Act”), or any state securities act. These securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the 1933 Securities Act or any applicable state securities act, or unless sold pursuant to Rule 144 under the 1933 Securities Act.”

Article IV
INDEMNITIES

4.1              Indemnification of the Purchaser

(a)                The Vendors jointly and severally, in respect of all representations and warranties made or given by the Vendors in this Agreement, covenant and agree to indemnify and save harmless the Purchaser from any and all actions, claims, demands, suits, proceedings, losses, damages (direct or indirect or punitive or otherwise), liabilities (incidental or direct), costs (including legal costs on a solicitor-client basis), penalties and expenses of whatsoever nature (collectively called the “Damages”) suffered by, incurred by or which may be brought against the Purchaser directly or indirectly (whether by, through or against the Corporation or otherwise) as a result of or arising out of any breach of the representations or warranties as contained in this Agreement.

(b)               The liability of the Vendors and the indemnity hereby granted by the Vendors to the Purchaser shall not extend to any Damages to the extent that the same are reimbursed (or reimbursable) by insurance maintained by the Corporation.

4.2              Indemnification of the Vendors

The Purchaser, in respect of the representations and warranties made or given by the Purchaser, agrees to indemnify and save harmless the Vendors from any Damages suffered by, incurred by or which may be brought against the Vendors directly or indirectly as a result of or arising out of any breach of any of their respective representations or warranties of the Purchaser contained in this Agreement.

4.3              Survival

(a)                The representations and warranties of the Corporation and the Vendors contained in Article III shall be true and correct as of the date of this Agreement and as of the Closing Date, shall survive the completion of the transactions contemplated by this Agreement and notwithstanding such completion shall continue in full force and effect for the benefit of the Vendors or the Purchaser, as the case may be for a period of two (2) years from the Closing Date and notice of any claim in respect thereof shall be made within such two (2) year period;

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(b)               It is further agreed and understood that the furnishing of information to the Purchaser prior to Closing or any due diligence investigations by the Purchaser prior to Closing shall not affect the Purchaser's rights to rely on the representations and warranties made by the Vendors in this Agreement.  It is further agreed and understood that the furnishing of information to the Vendors prior to Closing or any due diligence investigations by the Vendors prior to Closing shall not affect the Vendors’ rights to rely on the representations and warranties made by the Purchaser in this Agreement.

4.4              Claim for Indemnity

The following provisions will apply to any claim by the Purchaser or the Vendors for indemnification pursuant to Sections 4.1 and 4.2 hereof (hereinafter, in this Section 4.4 called an “Indemnity Claim”).

(a)                The parties to this Agreement covenant and agree that if a party (the “Claiming Party”) has a claim for Damages pursuant to Section 4.1 or 4.2, then the Claiming Party shall deliver written notice of such claim to the party from whom indemnification for Damages will be sought (the “Paying Party”) as soon as possible after the Claiming Party becomes aware of such claim.  Such notice shall contain a detailed description of the claim including a reference to the covenant, representation or warranty alleged to have been breached; provided, however, the failure of the Claiming Party to notify the Paying Party will not relieve the Paying Party from any liability that the Paying Party may have to the Claiming Party except that the Claiming Party's right to indemnification may be reduced to the extent that such failure to notify the Paying Party or such delay in notifying the Paying Party prejudiced the defence of the claim or demand or increased the amount of liability or cost of defence and provided that, notwithstanding anything else contained in this Agreement, no claim for indemnity in respect of the breach of any representation or warranty contained in this Agreement may be made unless notice of such claim has been given prior to the expiry of the survival period applicable to such representation, warranty or covenant as set forth in Section 4.3.

(b)               If the claim relates to a claim being made by a third party, then upon receipt of notice of the claim the Paying Party may elect to resist, compromise, settle or defend the claim.  If the Paying Party elects to resist, compromise, settle or defend the claim, the Paying Party shall notify the Claiming Party in that regard and upon so notifying the Claiming Party, the Paying Party and the Claiming Party shall consult and co-operate in proceeding with the claim; provided however, the Claiming Party shall control the settling or defending of such claim.  If the claim does not relate to a claim by a third party and the Paying Party objects to such claim, then the Paying Party shall give notice of such objection to the Claiming Party within 15 Business Days of receiving notice of such claim from the Claiming Party.

(c)                If the Paying Party elects not to resist, compromise, settle or defend the claim or does not give timely notice to the Claiming Party that it intends to do so, the Claiming Party shall be entitled to deal with or defend the claim in any manner it feels appropriate; provided however, if the Claiming Party settles any claim without first providing written notice to the Paying Party then the Paying Party shall not be obligated to indemnify the Claiming Party for any such settlement.

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(d)               The Claiming Party shall have carriage of any resistance, compromise, settlement or defence of a claim being made by a third party and the Paying Party shall be solely responsible for all costs associated therewith.

4.5              No Merger

There shall be no merger of the provisions of this Agreement with any other agreement or document entered into or delivered in connection with the transactions contemplated by this Agreement and in the event of a conflict between any of the provisions of this Agreement and the provisions of any other document entered into or delivered in connection with the transactions contemplated by this Agreement, the provisions of this Agreement shall prevail.

4.6              Threshold

Notwithstanding any other provision of this Agreement, the Vendors and the Purchaser agree that they shall not assert against each other any claim under these indemnification provisions unless the aggregate amount of the claim or claims asserted to that date against such party, including the claim or claims then being asserted, is at least $25,000, in which case the party asserting the claim or claims will be entitled to claim the aggregate amount thereof.

Article V
COVENANTS OF THE PARTIES

5.1              Covenants of the Vendors

The Vendors covenant and agree with the Purchaser as follows:

(a)                Conduct of Business

During the Transition Period, the business of the Corporation shall be conducted in the ordinary and usual course, consistent with the present conduct of its business. The Vendors shall ensure that the Corporation maintains, preserves and protects the assets (including all the inventory), property, operations and goodwill of the Corporation and maintains its insurance coverage. The Corporation will not, without the prior written consent of the Purchaser, which consent the Purchaser may withhold in its sole discretion:

(i)                 acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof, or, make any investment, either by purchase of shares, other securities, contributions of capital, property transfer, or purchase of any property or assets of any other individual or entity;

(ii)               make or authorize any amendment or change to the articles or by-laws of any of Corporation;

(iii)             issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares of the Corporation, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares in the Corporation;

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(iv)             adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization;

(v)               any other transaction or commitment entered into other than in the ordinary and usual course of business by the Corporation other than the payment or accrual of management fees and bonuses of which the Purchaser has been advised;

(vi)             make or authorize any split, consolidation or reclassification of any outstanding shares, or issue, sell or dispose of any shares of capital stock, issue, sell or grant any option, warrant, incentive award or other right to acquire or otherwise dispose of any of the authorized but unissued capital stock or other equity securities of the Corporation;

(vii)           alter the manner of the keeping of the books, accounts or records of the Corporation or in the accounting practices therein reflected; or

(viii)         declare or pay any dividend or other distribution to shareholders.

(b)               Further Actions

The Vendors shall:

(i)                 co-operate with and cause the Corporation to co-operate with the Purchaser to obtain consents, if any, of all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement;

(ii)               take all such actions as are within their power to control, and shall use all reasonable commercial efforts to cause other actions to be taken which are not within their power to control (except for actions in control of the Purchaser), so as to ensure compliance with and satisfaction of all the conditions precedent to the obligations of the Purchaser set forth in Section 6.1;

(iii)             cause Entec, upon the execution of this Agreement, to initiate a full audit of its accounts and financial statements, which audit shall be conducted by a Public Company Accounting Oversight Board (PCAOB) approved auditor and in accordance with United States Generally Accepted Accounting Principles (USGAAP).  The Purchaser agrees to be responsible for all costs relating to such audit; and

(iv)             within 30 days of the execution of this Agreement, Entec shall deliver to Alaska, in a form acceptable to Alaska, a full and comprehensive list of the Assets.

(c)                Costs

Other than the cost of the audit pursuant to Section 5.1(b)(iii) above to be covered by the Purchaser, the Vendors shall be solely responsible for all of their own costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including any legal or accounting or other advisory fees.  The Corporation shall not be responsible for such costs.

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(d)               Representations and Warranties

The Vendors shall ensure that their representations and warranties in Article III are true and correct in all material respects on the Closing Date.

(e)                Due Diligence

Between the date hereof and Closing, the Corporation shall provide, or cause to be provided, to the Purchaser and its advisors, full access to all the information concerning the Corporation and their business and affairs (including access to all the offices, contacts (including customers, lenders and accountants) and records) in order to facilitate the Purchaser's due diligence review of the affairs of the Corporation. The Vendors shall cooperate to the fullest extent possible in arranging any meeting, as considered necessary or desirable in the sole discretion of the Purchaser, between the Purchaser and its advisors with any employees of the Corporation.  The Corporation shall authorize their respective employees to grant full disclosure of all information relating to the Corporation to the Purchaser and its advisors.

5.2              Covenants of the Purchaser

The Purchaser covenants and agrees with the Vendors as follows:

(a)                Representations and Warranties

The Purchaser shall ensure that its representations and warranties in Article III are true and correct on the Closing Date.

(b)               Costs

The Purchaser shall be responsible for all of its own costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including any legal or accounting or other advisory fees and shall also be responsible for the costs incurred for the audit of Entec pursuant to Section 5.1(b)(iii).

(c)                Further Actions

The Purchaser shall:

(i)                 co-operate with the Vendors to obtain consents, if any, of all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement;

(ii)               upon receipt of the License Fee Shares at Closing, cancel the License Fee Shares;

(iii)             take all such actions as are within its power to control and shall use all reasonable commercial efforts to cause other actions to be taken which are not

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within its power to control (except for actions in control of the Vendors), so as to ensure compliance with and satisfaction of all the conditions precedent to the obligations of the Vendors set forth in Section 6.2; and

(iv)             on or prior to the Closing Date, complete an equity financing for an amount where the Purchaser shall have, as at Closing (after payment of the Cash forming part of the Purchase Price) not less than US$5,000,000, in working capital.

Article VI
CLOSING CONDITIONS

6.1              Closing Conditions of the Purchaser

The obligation of the Purchaser to complete the purchase of the Shares and complete the other transactions contemplated by this Agreement is subject to the following conditions precedent, each and every one of which shall be performed or satisfied to the Purchaser's sole satisfaction.

(a)                At Closing, the Vendors shall have delivered to the Purchaser the share certificates for the Owned Shares for cancellation.

(b)               At Closing, the Corporation shall have delivered to the Purchaser the License Fee Shares duly endorsed for transfer to the Purchaser.

(c)                At Closing, to the extent the Vendors have custody or access to the following, the Vendors shall have delivered to the Purchaser all books, records, files, documents, shareholder lists, agreements, contracts, materials or other information pertaining or relating to, in any manner whatsoever, the Corporation or the business and activities of the Corporation.

(d)               As at Closing, no action or proceeding shall have been instituted, pending or threatened or claim or demand made against the Purchaser or the Vendors before any court or other governmental body seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated in this Agreement.

(e)                As at Closing, there shall have been no material adverse change in the affairs, assets, liabilities, business outlook or financial condition of the Corporation nor shall any legislation (whether by statute, by-law, regulation or otherwise) have been enacted, which in the reasonable opinion of the Purchaser materially adversely affects the operations and business of  the Corporation.

(f)                As at Closing, there shall have been obtained from the directors of the Purchaser and all appropriate and required governmental or administrative bodies and other third parties such approvals or consents as are required to permit the transactions contemplated by this Agreement.

(g)                At Closing, the Purchaser shall have received a certificate from an officer of the Corporation setting forth a resolution of the Corporation's board of directors:

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(i)                 authorizing and approving entering into of this Agreement and the carrying out of the obligations of the Corporation hereunder;

(ii)               authorizing and approving the transfer of the Owned Shares from the applicable Vendors to the Purchaser;

(iii)             authorizing and approving the transfer of the License Fee Shares to the Purchaser for cancellation; and

(iv)             certifying that such resolution was duly adopted and has not been rescinded or amended as of the Closing Date

(h)               At Closing, the Purchaser shall have received a certificate from an officer of each of the Vendors setting forth a resolution of such Vendors:

(i)                 authorizing and approving entering into of this Agreement and the carrying out of its obligations hereunder; and

(ii)               certifying that such resolution was duly adopted and has not been rescinded or amended as of the Closing Date.

(i)                 At Closing, the Purchaser shall have received the Final Financial Statements and the audited financial statements of the Corporation completed pursuant to Section 5.1(b)(iii) hereof.

(j)                 At Closing, the Purchaser shall have received a certificate from each of the Vendors certifying that the respective representations and warranties of the Vendors and the Corporation set forth in this Agreement are true and correct as at the Closing Date.

(k)               At Closing, the Purchaser shall have received a certificate from each of the Vendors certifying that the respective covenants of the Vendors and the Corporation set forth in this Agreement to be complied with at or prior to Closing have been complied with.

In the event that any of the conditions set forth in this Section 6.1 shall not be fulfilled or performed at or before Closing, the Purchaser may rescind this Agreement by notice in writing to the Vendors and the Purchaser shall thereupon be released from all obligations under this Agreement; provided however, that any of the said conditions contained in this Section 6.1 may be waived in whole or in part by the Purchaser at any time without prejudice to its rights of rescission in the event of a non-fulfilment or non-performance of any other condition or conditions contained in this Section 6.1, any such waiver to be binding upon the Purchaser only if the same is in writing.

6.2              Closing Conditions of the Vendors

The obligation of the Vendors to complete the sale of the Owned Shares for the Purchase Price is subject to the following conditions precedent, each and every one of which shall be performed or satisfied to the Vendors' sole satisfaction:

(a)                At Closing, the Purchaser shall have delivered or caused to be delivered to the Vendors or Solicitors for the Vendors a certified cheque, bank draft, trust cheque or

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wired funds and shares registered in the names of the Vendors for US$7,000,000 representing the Cash portion of the Purchase Price and Convertible Debentures for an aggregate principle amount representing the Convertible Debenture Amount registered in the names of the Vendors in the allocations set forth in Schedule A.

(b)               At Closing, the Vendors shall have received a certificate from an officer of the Purchaser certifying that the covenants of the Purchaser set forth in this Agreement to be complied with at or prior to Closing have been complied with.

(c)                At Closing, the Vendors shall have received a certificate from the Purchaser certifying that the respective representations and warranties of the Purchaser set forth in this Agreement are true and correct as at the Closing Date.

(d)               At Closing, the Vendors shall have received a certificate from an officer of the Purchaser setting forth a resolution of its board of directors:

(i)                 authorizing and approving entering into of this Agreement and the carrying out of the obligations of the Purchaser hereunder;

(ii)               authorizing and approving the cancellation of the License Fee Shares;

(iii)             reserving for issuance, up to 27,000,000 Common Shares of the Purchaser issuable upon conversion of the Convertible Debenture; and

(iv)             certifying that such resolution was duly adopted and has not been rescinded or amended as of the Closing Date.

(e)                At Closing, the Vendors shall receive, with respect to the security provided under the Convertible Debenture, from the Purchaser:

(i)                 an executed general security agreement securing the assets of Entec to and in favour of the Vendors; and

(ii)               an escrow agreement in a form satisfactory to the parties acting reasonably, for the deposit of the Owned Shares with an escrow agent for the term of the Convertible Debenture.

(f)                Prior to Closing, the Purchaser shall have completed a financing for an amount where the Purchaser shall have, as at Closing (after payment of the Cash forming part of the Purchase Price), not less than US$5,000,000 in working capital.

(g)                Prior to Closing, the Corporation shall have distributed by way of management fees and bonuses or other fees an amount sufficient to result in the net income of the Corporation being no greater than the threshold amount permitted to remain a “small business corporation” as defined under the Income Tax Act (Canada).

(h)               Prior to the Closing, the Corporation has not terminated this Agreement in accordance with Section 2.4.

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In the event that any of the conditions set forth in this Section 6.2 shall not be fulfilled or performed at or before Closing, the Vendors may rescind this Agreement by notice in writing to the Purchaser and the Vendors shall thereupon be released from all obligations under this Agreement; provided however, that any of the said conditions contained in this Section 6.2 may be waived in whole or in part by the Vendors at any time without prejudice to its right of rescission in the event of a non-fulfilment or non-performance of any other condition or conditions contained in this Section 6.2, any such waiver to be binding upon the Vendors only if the same is in writing.

Article VII
CLOSING ARRANGEMENTS

7.1              Date, Time and Place of Closing

The parties agree to meet on the Closing Date at the offices of the Solicitors for the Vendors, 1500, 407 - 2nd Street S.W., Calgary, Alberta, T2P 2Y3 or at such other place on such other date and at such other time as may be agreed upon between the parties to this Agreement.

7.2              Closing Procedure

At the Closing Date, the parties to this Agreement shall satisfy their respective obligations set forth in Article VI and agree that their respective solicitors shall hold in escrow all documents, funds and materials delivered immediately after the Closing Date, at which time the documents, funds and materials shall be delivered to the respective parties for whom they are intended and the escrow is then terminated.

7.3              Termination

This Agreement shall terminate on the earlier of: (i) written notice by the Vendors to the Purchaser at any time prior to the Closing Date; and (ii) November 1, 2010 (or such later date as may be mutually agreed in writing by the parties hereto) in the event the conditions set forth in Article VI hereof are not met or otherwise waived by the applicable party.

Article VIII
MISCELLANEOUS

8.1              Further Assurances

Each of the parties to this Agreement shall, from time to time and at all times hereafter, but without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

8.2              Governing Laws

This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada, or other jurisdiction, mutually agreed upon in writing by the Parties, except where the regulatory requirements of the Commission govern the interests, requirements and obligations of the Corporation.

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8.3              Survival

The representations, warranties, covenants and indemnities of the parties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement and shall not be discharged, dissolved or terminated by the Closing.  The foregoing is subject to any expiration period of time expressly referred to herein except with respect to any claims made prior to the expiration of any such period.

8.4              Entire Agreement and Amendments

The parties hereby agree to terminate the PSA and that such PSA shall be replaced and superseded by this Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement with respect to the subject matter herein and there are no other written or verbal agreements or representations, warranties or covenants. Except as expressly provided in this Agreement, no amendment, modification, supplement, termination or waiver of any provision of this Agreement is binding unless it is in writing and signed by all the parties.

8.5              Time of the Essence

Time shall be of the essence of this Agreement.

8.6              No Waiver

The failure of any party to this Agreement to insist upon strict performance of a covenant in this Agreement or of any obligation in this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation in this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation in this Agreement.

8.7              Listing on Other Venues

The Parties agree that Alaska may to be listed on other public venues, in other countries, at the discretion of the board of directors of Alaska and subject to the listing requirements of the prospective venue.

8.8              Enurement

This Agreement shall be binding upon and shall enure to the benefit of each of the parties to this Agreement and their respective trustees, receivers, legal representatives, successors and assigns.

8.9              Notices

All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telecopy, facsimile or overnight courier, or mailed by registered mail (postage prepaid and return receipt requested), to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

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If to the Alaska, to:      c/o James R. King

                                    250 H Street #76

                                    Blaine, WA  98230

If to the Vendors, to:   Emerald Isle Services

                                    c/o Grant Jameson

                                    151 Aspen Green

                                    Calgary, AB  T3Z 3B9

                                    JMAX Services Ltd.

                                    c/o Jarett McInenly

                                    36 Heritage Bay RR3

                                    De Winton, AB  T0L 0X0

                                    Entec Consulting Ltd.

                                    c/o John Jameson

                                    31 Elysian Crescent SW

                                    Calgary, AB  T3H 0E7

Any of the parties may from time to time change its address for service herein by giving written notice to the other parties.  A notice delivered personally shall be deemed delivered as of actual receipt.  Any notice sent by telecopy or facsimile shall be deemed delivered as of the date sent and receipt of facsimile confirmation report if such date is a Business Day during regular business hours; otherwise, it shall be deemed to be delivered on the next succeeding Business Day.  Mailed notice shall be deemed delivered three Business Days after mailing and notices delivered by overnight courier shall be deemed delivered one Business Day after the date of sending.  Any notice sent by mail will be promptly confirmed by telecopy or facsimile.

8.10          Counterparts

This Agreement may be executed in one or more counterparts, including facsimile transmission thereof, each of which shall be deemed an original and when so executed all such counterparts taken together shall form one agreement and shall be valid and binding on all parties to this Agreement.

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IN WITNESS WHEREOF the parties to this Agreement have executed this Agreement as of the day and year first above written.

ALASKA PACIFIC ENERGY CORP.

Per:   /s/ James R. King

ENGINEERING TECHNOLOGY INC.

Per:   /s/ Grant Jameson

ENTEC CONSULTING LTD.

Per:   /s/ E. Jameson

EMERALD ISLE SERVICES LTD.

Per: :   /s/ Grant Jameson

JMAX SERVICES LTD.

Per:   /s/ Jarett McInenly

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SCHEDULE “A”

ALLOCATION OF PURCHASE PRICE

	Cash (US$)	Convertible Debenture (US$)
Entec Consulting Ltd.	$2,333,333.33	____________________
Emerald Isle Services Ltd.	$2,333,333.33	____________________
JMAX Services Ltd.	$2,333,333.33	____________________

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SCHEDULE “B”

AUTHORIZED CAPITAL

Class of Share	Authorized to Issue
Class “A” Shares	Unlimited
Class “B” Shares	Unlimited
Class “C” Shares	Unlimited
Class “D” Shares	Unlimited

ISSUED CAPITAL

Name of Shareholder	Class of Shares	No. of Shares

Entec Consulting Ltd.	Class “A” Shares	300

Emerald Isle Services Ltd.	Class “A” Shares	300

JMAX Services Ltd.	Class “A” Shares	300

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SCHEDULE “D”

CONVERTIBLE DEBENTURE AMOUNT FORMULA

Calculation of Convertible Debenture Amount

A.                 License Agreement Consideration

$750,000 ÷ $0.05(1) per Share = 15,000,000 shares of Purchaser

B.                 Share Purchase Agreement Consideration

$3,000,000 ÷ $0.25(2) per Share = 12,000,000 shares of Purchaser

C.                 Total Shares of Purchaser: 27,000,000(3)

D.                 Converted Value for Debenture

27,000,000 share x $0.30(4) per share = $8,100,000

Notes:

(1)   Represents Purchaser share price on date of license agreement.

(2)   Represents Purchaser share price on date of original share purchase agreement.

(3)   Represents A + B above.  This constitutes the number of Shares that the convertible debenture is convertible into.

(4)   Represents Purchaser share price on date of the Amended and Restated Agreement.

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